FOURTH AMENDMENT TO
EXCLUSIVE LENDING AGREEMENT (“AGREEMENT”)
BETWEEN
DIAMOND HILL FUNDS,
ON BEHALF OF EACH OF ITS SERIES
IDENTIFIED IN THE AGREEMENT, AS AMENDED
AND
STATE STREET BANK AND TRUST COMPANY

    This Fourth Amendment (“Amendment”) dated as of March 9, 2018 is among Diamond Hill Funds, on behalf of each of its series identified in the Agreement, as amended, each acting severally and not jointly (each, a “Lender”), State Street Bank and Trust Company, acting as agent for Lender (“Agent”), and State Street Bank and Trust Company, as principal borrower (“Borrower”).

    WHEREAS, the parties have entered into an Exclusive Lending Agreement, dated as of May 26, 2015, as amended from time to time and as in effect on the date of this Amendment (as previously defined, the “Agreement”); and

    WHEREAS, the parties seek to amend the Agreement to delete the following Lender: Diamond Hill Large Cap Fund;

    NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment. Section (j) Definitions of the Agreement is hereby amended by deleting the existing definition of “Lender” and replacing it with the following:

““Lender” means Diamond Hill Funds, on behalf of each of the following series:

–Diamond Hill Financial Long-Short Fund
–Diamond Hill Long-Short Fund
–Diamond Hill Research Opportunities Fund”

3.    Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4.    Effective Date. This Amendment shall be effective as of the date first set forth above.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereby execute this Fourth Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

DIAMOND HILL FUNDS, on behalf of each Lender By: /s/ Gary Young Name: Gary Young Title: President

STATE STREET BANK AND TRUST COMPANY, in its capacity as Agent By: /s/ Francesco D'Agnese Name: Francesco D'Agnese Title: Managing Director
STATE STREET BANK AND TRUST COMPANY, in its capacity as Borrower By: /s/ John McGuire Name: John McGuire Title: MD

Information Classification: Limited Access